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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 25, 2001

                            VITRIA TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


             000-27207                            77-0386311
       (Commission File No.)            (IRS Employer identification No.)

                               945 STEWART DRIVE
                              SUNNYVALE, CA 94086
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 212-2700

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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to, risks associated with acquisitions, such as potential difficulties in the assimilation of operations, strategies, technologies and products of the acquired company, the risk of loss of key personnel of the acquired company and diversion of management attention from other business concerns, and business risks including, but not limited to, quarterly fluctuations in operating results, failure to meet financial expectations of analysts and investors, risks related to market acceptance of Vitria Technology Inc.'s ("Vitria") products, deployment delays or errors associated with these products, hardware platform incompatibilities, reliance on a limited number of customers for a majority of revenue, need to maintain and enhance certain business relationships with system integrators and other parties, ability to manage growth, activities by Vitria and others regarding protection of proprietary information, release of competitive products and other actions by competitors and economic downturns in either domestic or foreign markets. These and other risks related to Vitria are detailed in Vitria's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission on March 29, 2001. Vitria does not undertake an obligation to update forward-looking statements.

On March 25, 2001, Vitria entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") with XMLSolutions Corporation, a Virginia corporation ("XMLSolutions"), and Victorious Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vitria ("Merger Sub").

On April 11, 2001, Merger Sub was merged with and into XMLSolutions (the "Merger") and, at the effective time of the Merger (the "Effective Time"), XMLSolutions became a wholly owned subsidiary of Vitria. At the Effective Time,
(a) each then outstanding share of common stock of XMLSolutions ($.001 par value) was canceled, (b) each then outstanding share of Series A preferred stock of XMLSolutions ($.001 par value) was converted into the right to receive $.385962, and (c) each then outstanding share of Series B preferred stock of XMLSolutions ($.001 par value) was converted into the right to receive $1.737. Vitria did not assume any outstanding options, warrants or other rights to acquire any shares of capital stock of XMLSolutions. The aggregate consideration received by XMLSolutions shareholders upon the conversion of the outstanding shares of capital stock was approximately $7.0 million. In connection with the Merger, Vitria also repaid short term debt and satisfied other liabilities of XMLSolutions in the aggregate amount of approximately $8.0 million. Vitria used working capital for the cash payments to the XMLSolutions shareholders and other payees.

The Merger will be accounted for as a purchase. The foregoing summary of the principal terms of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement, a copy of which is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

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The press release issued by Vitria, dated April 18, 2001, entitled "Vitria
Completes Acquisition of XMLSolutions" is attached hereto as Exhibit 99.1.

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Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     It is impracticable for Vitria to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

     It is impracticable for Vitria to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

(c)  Exhibits.

Exhibit Number      Description
--------------      -----------
2.1                 Agreement and Plan of Merger and Reorganization, dated March
                    25, 2001, by and among Vitria Technology, Inc., Victorious
                    Acquisition Sub, Inc. and XMLSolutions Corporation.

99.1 Press Release, dated April 18, 2001, entitled "Vitria Completes Acquisition of XMLSolutions."

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           VITRIA TECHNOLOGY, INC.


Dated:  April 25, 2001


                                           By:/s/ Paul R. Auvil, III
                                              --------------------------------
                                           Paul R. Auvil, III
                                           Vice President, Finance and Chief
                                            Financial Officer

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                                 EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------
2.1                 Agreement and Plan of Merger and Reorganization, dated March
                    25, 2001, by and among Vitria Technology, Inc., Victorious
                    Acquisition Sub, Inc. and XMLSolutions Corporation.

99.1 Press Release, dated April 18, 2001, entitled "Vitria Completes Acquisition of XMLSolutions."